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                                                                    Exhibit 10.6

                              MESA AIR GROUP, INC.
                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                   DEFINITIONS

1.1 DEFINITIONS. The following terms when capitalized herein shall have the meanings assigned below.

     (a) Account. The bookkeeping account established and maintained under the Plan for each Participant to reflect amounts credited under the Plan for the benefit of each Participant, and any earnings or losses thereon.

     (b)  Board. The Board of Directors of Mesa Air Group, Inc.

     (c)  Code. The Internal Revenue Code of 1986, as amended from time to time.

     (d) Committee. The Deferred Compensation Committee responsible for the administration of the Plan, as selected by the Board.

     (e)  Company. Mesa Air Group, Inc.

     (f) Contribution. The amount contributed to the Plan by the Company on behalf of a Participant, as determined in the sole discretion of the Committee or, if applicable, pursuant to a specific provision contained in an employment agreement between the Participant and the Company.

     (g) Designated Beneficiary. The beneficiary designated by the Participant to receive the Participant's benefit under this Plan in the event of the Participant's death.

     (h) Eligible Employee. Any employee of the Company who is a member of the management or highly compensated group of employees of the Company under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), as determined by the Committee, in its discretion.

     (i) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     (j) Investment Fund. The separate funds in which amounts allocable to Participants and held in the Trust may be invested in accordance with
          Article IV.

     (k) Participant. Each Eligible Employee of the Company who is selected by the Committee to participate in this Plan.

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     (l)  Plan. The Mesa Air Group, Inc. Deferred Compensation Plan, as set
          forth herein, as amended from time to time.

     (m) Plan Year. The twelve-month period ending on December 31 of each year, except that the first Plan Year will be a short Plan Year commencing on the Effective Date and ending on the first December 31 following the Effective Date.

     (n) Trust. The Deferred Compensation Trust in which amounts deferred under this Plan, and any earnings thereon, are held, as provided in Article V and the Deferred Compensation Trust Agreement.

     (o)  Trustee. The trustee or trustees of the Trust.

     (p) Valuation Date. The last day of each calendar quarter of each Plan Year, and such other dates as the Committee determines necessary or appropriate to value the Accounts of Participants.

                                   ARTICLE II

                         PARTICIPATION AND CONTRIBUTIONS

2.1 ELIGIBILITY FOR PARTICIPATION. Each Eligible Employee shall be eligible to be selected to participate in the Plan. The Committee, in its sole discretion, shall select which Eligible Employees will participate in the Plan. Notwithstanding the foregoing, a Participant shall include any Eligible Employee whose employment contract with the Company specifically provides that such Eligible Employee will be a participant in the Plan.

2.2 TERMINATION OF PARTICIPATION. Participation in the Plan shall terminate on the earliest of the date on which a Participant ceases to be an Eligible Employee, the date on which a Participant terminates employment with the Company, or the date on which the Plan terminates.

2.3 AMOUNT OF CONTRIBUTION . The Committee, in its sole discretion, shall determine the amounts that will be contributed on behalf of each Participant, and the times at which such amounts will be contributed to the Plan. Notwithstanding the foregoing, a Participant's employment contract with the Company may specifically provide the amounts that will be contributed on behalf of such Participant.


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                                   ARTICLE III

                      VESTING AND DISTRIBUTION OF BENEFITS

3.1 VESTING. A Participant always shall be 100% vested in his or her Account under the Plan.

3.2  DISTRIBUTION OF BENEFITS.

     (a) Voluntary Termination of Employment. Distribution of a Participant's vested Account shall commence within an administratively reasonable period of time after the last day of the Plan Year in which the Participant voluntarily terminates employment with the Company or at such later time as determined by the Participant. Distribution shall be made in one of the following forms as elected by the Participant at any time prior to termination of employment. The Participant may elect to receive a distribution in substantially equal quarterly installments over a maximum period of fifteen years of not less than [$6,000] (with any remaining balance in the Participant's Account of less than $6,000 to be paid in the final installment) or in one lump sum distribution which shall be paid within an administratively reasonable period of time after the last day of the Plan Year in which the Participant terminates employment with the Company or at such later time as determined by the Participant. Any lump sum distribution elected by the Participant shall be equal to the balance credited to the Participant's Account as of the Valuation Date immediately preceding such distribution. If no election is made by the Participant, the distribution shall be made in substantially equal quarterly installments over a fifteen-year period. To the extent the Account is paid in installment payments, amounts remaining in the Plan (and, if applicable, in the Trust) shall continue to be credited with earnings, and those earnings shall be divided by the number of remaining installment payments and distributed in substantially equal amounts along with the remaining installments. Payment of benefits under this Section shall be a complete discharge of the Company's obligation under the Plan with respect to that Participant. Any election by the Participant with respect to the form or timing of his distribution must be made while he still is employed by the Company.

     (b) Involuntary Termination of Employment. Regardless of the form of distribution elected by the Participant, distribution of a Participant's entire Vested Account who has been involuntarily terminated shall occur within twelve months following the date of termination of employment unless the Committee, in its sole and absolute discretion, provides otherwise in writing.

     (c) Death of Participant. Upon the death of a Participant while employed with the Company, the Participant's Designated Beneficiary shall be paid the vested balance credited to the Participant's Account under this Plan. Distribution to the


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          Designated Beneficiary shall commence within an administratively reasonable period of time after the last day of the Plan Year in which the Participant dies. Distribution shall be made in one of the following forms as elected by the Participant at any time prior to his or her death. The Participant may elect to receive a distribution in substantially equal quarterly installments over a maximum period of fifteen years of not less than [$6,000] (with any remaining balance of less than $6,000 to be paid in the final installment) or in one lump sum distribution which shall be paid within an administratively reasonable period of time after the last day of the Plan Year in which the Participant dies. Absent an election by the Participant, the distribution shall be made in substantially equal quarterly installments over a fifteen-year period. Any lump sum distribution elected by the Participant shall be equal to the balance credited to the Participant's Account as of the Valuation Date immediately preceding such distribution. To the extent the Account is paid in installment payments to the Designated Beneficiary, amounts remaining in the Plan (and, if applicable, in the Trust) shall continue to be credited with earnings, and those earnings shall be divided by the number of remaining installment payments and distributed in substantially equal amounts along with the remaining installments. Payment of benefits under this Section shall be a complete discharge of the Company's obligation under the Plan with respect to that Participant and the Designated Beneficiary. If a Participant dies while his or her Account is being distributed under Section 3.2(a) above, the Participant's Designated Beneficiary shall be paid the remaining installment distributions owing as of the Participant's death.

3.3 HARDSHIP DISTRIBUTIONS. Distribution may be made to a Participant in the event of a hardship. "Hardship" is defined as an immediate and heavy financial need of the Participant. The Participant or Designated Beneficiary may request such distribution from the Committee. The Committee shall determine, on a case by case basis in its sole and absolute discretion, whether a hardship has occurred which would permit a distribution to be made and its decision shall be binding on the Participant.

                                   ARTICLE IV

                 FUNDING, INVESTMENT, AND VALUATION OF ACCOUNTS

4.1  PLAN ACCOUNTS ARE UNFUNDED AND MAY BE HELD IN TRUST.

     (a) All amounts payable in accordance with this Plan shall constitute a contractual general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of the Trust established pursuant to Section 4.1(b) below.


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     (b)  The Company, shall establish a grantor trust for the benefit of
          Participants under the Plan. The assets placed in the Trust shall be comprised of all or any portion of amounts in Accounts and shall be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and Trust, subject to the following conditions:

               (i)  the Company shall be treated as "grantor" of the Trust; and

               (ii) the Trust agreement shall provide that its assets may be used upon the insolvency of the Company to satisfy claims of the Company's general creditors, and that the rights of such general creditors are enforceable by them under federal and state law.

     (c) In the event that a Trust is established pursuant to this Section 4.1(b), the amounts contributed in the form of Contributions shall be transferred by the Company to such Trust, as directed by the Committee.

4.2 ACCOUNT INVESTMENT. Each Participant may direct the investment of the amounts allocable to the Participant's Account under the Plan which are held in the Trust into one or more of the Investment Funds offered by the Committee.

4.3 ACCOUNT INVESTMENT. Each Participant may direct the investment of the amounts allocable to the Participant's Account under the Plan into one or more of the Investment Funds offered by the Committee.

4.4 INVESTMENT FUNDS. The Committee may designate one or more Investment Funds for the investment of Participant's Accounts. The Committee may change the designation of Investment Funds from time to time, in its sole discretion. The Committee shall determine, from time to time, the manner in which Participants may provide investment instructions for their Accounts under the Plan.

4.5 INDIVIDUAL RECORDS. The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Participant's Account and the amounts allocable to each Participant under this Plan (and, if applicable, under the Trust); provided, however, the Committee may delegate this responsibility to another administrator. At least once a year, each Participant shall be furnished with a statement setting forth the balance credited to his or her Account under the Plan.


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4.6  VALUATIONS.

     (a) Except as provided in Section 4.4, on each Valuation Date each Participant's Account shall be allocated its proportionate share of the increase or decrease (including earnings) in the fair market value of that portion of any Investment Fund or interest under Section 4.4 which is allocable to the Participant's Account, as well as any brokerage or other investment expenses. All other expenses of the Trust shall be paid by the Company.

     (b) Immediately after any gain or loss or earnings are allocated to a Participant's Account under the Trust in accordance with Section 4.6(a), an equal amount of gain or loss or earnings shall be credited to the Participant's Account under the Plan.

                                    ARTICLE V

                                 ADMINISTRATION

5.1 MODIFICATION, AMENDMENT, AND TERMINATION. The Board reserves the right to modify, amend in whole or in part, discontinue benefit accrual under, or terminate the Plan at any time. However, no modification or amendment shall adversely affect the right of any eligible employee to receive the benefits accrued and the vested balance to the credit of such eligible employee's Account as of the date of such modification, discontinuance, amendment, or termination.

10.2 ADMINISTRATION AND INTERPRETATION. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants. The Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business and shall maintain or cause to be maintained all records which it shall deem necessary for purposes of the Plan.

5.3 NO CONTRACT OF EMPLOYMENT. The establishment of the Plan (and the establishment of any Trust) shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant in the Plan.

5.4 FACILITY OF PAYMENT. In the event that the Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Committee may direct that any benefit payment due to such Participant, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to such Participant's


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     spouse, child, or other blood relative, or to a person with whom such
     Participant resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan and the Trust therefor.

5.5 WITHHOLDING AND TAX CONSEQUENCES. The Company and the Trustee shall have the right to deduct from each payment to be made under the Plan and the Trust any required withholding or other taxes. In the event the Internal Revenue Service determines that the value of all or any portion of the benefits accrued under this Plan are taxable to Participants in any year prior to the year of actual distribution, the Committee may authorize distribution of a portion of a Participant's Account in an amount sufficient to satisfy such tax liability. The Company shall not be responsible for the ordinary income taxes attributable to distributions from the Plan.

5.6 NONALIENATION. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution of levy, or liability for or subject to the debts, contracts, liabilities, engagements or torts of a Participant.

5.7 CONSTRUCTION. The Plan shall be construed, regulated and administered under the laws of the State of Colorado. When used herein the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural, where appropriate.

5.8 CLAIMS PROCEDURE. Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered or mailed to the Committee. The Committee shall have full discretion to deny or grant a claim in whole or in part.

5.9 UNFUNDED PLAN. The Company shall not be required to fund its obligations under this Plan in any manner, whether by purchase of insurance or endowment contracts, or contributions to a trust fund, or deposits in an escrow account, or otherwise; and if the Company does choose to do so, then the Participant shall not have any right or interest in such contract, trust (other than the Participants right to the funds held in a trust created under Section 4.1), or account but may look only to the Company's unsecured promise to pay in accordance with the provisions of this Plan. Nothing contained in this Plan will be deemed to create a trust of any kind or to create any fiduciary relationship.


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     IN WITNESS WHEREOF, Mesa Air Group, Inc. has approved this Plan effective
July 13, 2001.

                                        Mesa Air Group, Inc.


                                        By:
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                                        Title:
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                                        Date:
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